EXHIBIT g.1

                                                                 EXECUTION COPY


               AMENDED AND RESTATED CORPORATE CUSTODIAL AGREEMENT


     THIS AMENDED AND RESTATED CORPORATE CUSTODIAL AGREEMENT (the "Agreement") is made as of the 1st day of November, 2005 (the "Effective Date") by AMERICAN FIDELITY DUAL STRATEGY FUND, INC., a Maryland corporation ("Principal"), and INVESTRUST, N.A., a national association ("Custodian"), with reference to the following circumstances:

     A. Principal and Custodian are parties to that certain Corporate Custodial Agreement dated September 30, 1998 (the "Original Agreement"), pursuant to which Custodian provides for the safekeeping of certain assets of Principal, including certificated securities and uncertificated securities as defined in 12A O.S. ss.8-102(a) and by federal laws and regulations ("Securities"), cash and short-term liquid investments, and other assets (the "Account").

     B. Principal and Custodian desire to amend and restate the Original Agreement as set forth in this Agreement.

     C. In consideration of the recitals and the mutual promises, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                       Creation of Custodial Relationship

     1.01 Principal hereby appoints Custodian as custodian of the Account in accordance with the terms of this Agreement and agrees to deliver to Custodian all Securities, cash, assets, and similar investments comprising the Account.

                                   ARTICLE II
                         Authorized Persons of Principal

     2.01 Principal shall, from time to time, authorize and terminate the authority of individuals who are either officers or responsible employees of Principal who shall be empowered to act on behalf of Principal with respect to the Account by appropriate resolutions of Principal's Board of Directors. Principal shall designate such individuals as "Authorized Employees/Signatories" for the purposes specified herein, but in no event shall Principal designate more than five (5) individuals as being so authorized. Principal hereby warrants that all persons so designated shall have authority to act for Principal as further provided in this Agreement. Attached hereto as Exhibit "A" of this Agreement is a list of the individuals currently designated as Authorized Employees/Signatories.

     2.02 Custodian shall permit access, during Custodian's regular business hours, to assets of the Account held on Custodian's premises and to Custodian's official records regarding the Account, by Authorized Employees/Signatories of Principal as further provided herein. Access shall be had only by two (2) or more authorized persons jointly, at least one of whom must be an officer, provided that such authorized individuals shall be accompanied by an employee of Custodian during the period of access.

     2.03 Access to assets of the Account shall also be provided to properly authorized officers and employees of Custodian.

     2.04 At least three (3) times a year, access to assets of the Account shall be provided to an independent public accountant retained by Principal.

     2.05 Principal may, from time to time, authorize and terminate the authority of advisors or sub-advisors empowered to act on behalf of Principal with respect to buy and sell decisions from and to the Account by appropriate resolutions of Principal's Board of Directors. Principal shall designate such advisors or sub-advisors as "Authorized Advisors" for the purposes specified herein. Principal hereby warrants that all persons so designated shall have authority to act for Principal in buy and sell decisions, subject to limitations provided in Paragraph 5.03 of this Agreement. Attached hereto as Exhibit "B" of this Agreement is a list of the entities currently designated as Authorized Advisors.

                                  ARTICLE III
                            Safekeeping of Securities

     3.01 Custodian shall in all instances maintain Principal's Securities and similar investments in accordance with governing law including, but not limited to, the Oklahoma Insurance Code, as amended from time to time. Custodian shall maintain Securities in safe-keeping on Custodian's premises, in a recognized clearing corporation, or in the Federal Reserve book-entry system.

     3.02 Certificated Securities deposited by Principal and held by the Custodian shall be held separate and physically segregated from the Securities of the Custodian and of all of its other customers and shall be in the name of the Principal or a nominee of the Principal or, if in a clearing corporation, in the name of the clearing corporation or its nominee.

     3.03 Securities held in a fungible bulk by the Custodian as part of a Filing of Securities by Issue (FOSBI) arrangement and Securities deposited in a clearing corporation or in the Federal Reserve book-entry system shall be deposited in an account that includes only assets held by Custodian for its customers and shall be separately identified on the Custodian's official records as being owned by the Principal. The Custodian may deposit the Securities directly or through one or more agents which are also qualified to act as custodian for investment companies. Custodian's records shall identify which Securities are held by Custodian or by its agent and which Securities are in a clearing corporation or in the Federal Reserve book-entry system. If the Securities are in a clearing corporation or in the Federal Reserve book-entry system, the records shall also identify where the Securities are and, if in a clearing corporation, the name of the clearing corporation and, if through an agent, the name of the agent. Custodian shall send Principal a confirmation of any transfers to or from the Account. Where Securities are transferred to the Account, Custodian shall also, by book entry or otherwise, identify as belonging to Principal a quantity of securities in a fungible bulk of securities (i) registered in the name of Custodian (or its nominee) or (ii) shown on Custodian's account on the books of the clearing agency, the book entry system, or Custodian's agent.

                                   ARTICLE IV
      Safekeeping of Account Cash, Short-term Investments, and Other Assets

     4.01 Custodian shall establish for Principal separate income and cash accounts in Principal's name which shall be held separate and physically segregated from other income and cash accounts and shall be invested in such short-term investment media (such as money market funds, Custodian's deposit accounts, master notes, registered mutual funds and the like) as agreed to from time to time by Principal and Custodian. In the event that cash available in such cash accounts is insufficient to enable Custodian to execute any instruction made by Principal under this Agreement, Custodian, in its sole discretion, may treat the instruction as null and void without any liability for doing so; provided, however, that Custodian shall promptly orally notify Principal of such insufficiency and shall confirm such notification by writing mailed within five (5) business days.

     4.02 Custodian shall maintain Principal's assets other than Securities, cash, and short-term investments, separate and physically segregated from other assets in safekeeping on Custodian's premises subject to such additional agreements as Principal and Custodian shall make from time to time.

                                   ARTICLE V
                            Deposits and Withdrawals

     5.01 Principal may, from time to time, deposit or withdraw Securities and similar investments or instruct Custodian to effect such deposits and withdrawals (including transfers to third persons), by written instructions. All non-routine requests for outgoing funds to third parties shall be signed by two
(2) Authorized Employees/Signatories from Exhibit "A." All deposits, withdrawals, or instructions to deposit or withdraw Securities or other investments, shall be documented and, at the minimum, shall state (a) the date and time of the deposit or withdrawal, (b) the title and amount of the Securities or similar investments to be deposited or withdrawn, including identification by certificate numbers or otherwise, (c) the manner of acquisition of the securities or similar investments deposited or the purpose of the withdrawal, and (d) the identity of the person to whom the assets are to be transferred, or from whom they are to be received, as the case may be. Such documentation shall be presented in duplicate to the Custodian, who shall note thereon the time of receipt and shall return one (1) copy to an officer or director of Principal who is not a person designated as an Authorized Employee/Signatory within two (2) business days, to serve as a confirmation of receipt of such instructions. Custodian shall preserve the other copy (in the original or by microfilm) for not less than five (5) years.

     5.02 Principal may, from time to time, instruct Custodian to effect a deposit of assets to the Account, or a withdrawal of assets from the Account for transfer (including purchase, sale, or exchange transactions) solely to or for Principal's account at a federally insured depository institution or a recognized securities broker, upon oral instructions of any Authorized Employee/Signatory. Principal shall confirm such deposit or withdrawal by written confirmation mailed to Custodian within five (5) business days of the withdrawal. Such confirmation shall state (a) the date and time of the deposit or withdrawal, (b) the title and amount of the Securities or similar investments to be deposited or withdrawn, including identification by certificate numbers or otherwise, (c) the manner of acquisition of the securities or similar investments deposited or the purpose of the withdrawal, and (d) the identity of the person to whom the assets are to be transferred, or from whom they are to be received, as the case may be. Custodian shall preserve a copy of such confirmation (in the original or by microfilm) for not less than five (5) years.

     5.03 Custodian shall be authorized to act in response to instructions given by any Authorized Advisor as to buy/sell decisions regarding Principal's Securities and similar investments, provided that, in connection with any buy/sell transaction, Custodian shall release cash from the Account only upon receipt of purchased securities, and shall release Securities only upon receipt of funds in payment.

     5.04 Custodian is authorized, as provided further herein, to effect deposits of assets to the Account, and withdrawals of assets from the Account (including transfers to third persons) which are of a routine or ministerial nature not requiring the exercise of discretion, as further described herein. Custodian shall notify Principal of any such deposit or withdrawal by written notification or account statement.

          A. Custodian shall collect and deposit to the Account any assets (such as stock dividends) received as income, interest, dividends, distributions and the like on payable date, respecting assets held in the Account. Custodian shall promptly notify Principal of any such amounts due but not paid. For all stocks held in the Account, Custodian shall specifically notify Principal of all dividends and capital changes (e.g. stock splits, spin-offs) on or before the "Ex" date, and to the extent reasonably possible, tax refunds on foreign issues. In addition, Custodian or its agent shall timely file all the necessary forms with the appropriate foreign governments, or agencies thereof, in order to minimize the taxes or withholding taxes on dividend, interest or other income from Principal's investment in foreign issues of stock or bonds held by Custodian or agent thereof. Custodian or its agent shall also timely file the necessary forms with the appropriate foreign governments, or agencies thereof in order to obtain all dividend withholding tax rebates allowable under the current tax treaties with the United States, or in the absence of a tax treaty, the minimum permitted by the laws of the respective foreign government of the issuer.

          B. Custodian shall charge the Account for all expenses incurred in carrying out Principal's instructions (including, but not limited to, brokerage commissions, wire charges, postage, etc.) and for Custodian's fees.

          C. Custodian is authorized to surrender assets upon maturity and in other situations where such transfer is mandatory. Should any Securities held in any central depository or in bulk by Custodian be called for partial redemption by the issuer, Custodian is authorized in its sole discretion to allot (or consent to the allotment of) the called portion to the respective holders in any manner deemed by the Custodian to be fair and equitable. Custodian shall deposit the proceeds of any such transaction to the Account.

          D. Custodian is authorized to sell any fractional shares received as a result of a stock split or stock dividend affecting Securities. Custodian shall deposit the proceeds of any such transaction to the Account.

     5.05 Custodian shall send written confirmation to Principal of all deposits of assets to the Account and all withdrawals of assets from the Account (including purchase, sale or exchange transactions) within one (1) business day of each respective deposit or withdrawal.

     5.06 Securities used to meet the deposit requirements set forth in the Oklahoma Insurance Code (36 O.S. ss.101 et seq.) (the "Code") shall, to the extent required by the Code, be under the control of the Insurance Commissioner of the State of Oklahoma or his authorized representative (hereinafter collectively referred to as the "Commissioner'), and shall not be withdrawn by Principal with out the approval of the Commissioner.

                                   ARTICLE VI
                               Custodian's Duties

     6.01 Custodian's duties with respect to the Account are intended to be ministerial only, and Custodian may rely upon, and shall not be liable for the propriety, prudence, or correctness of, any instruction made by Principal in accordance with this Agreement. Custodian further agrees that it shall have no ownership interest in the Account or any assets or Securities or funds which comprise the Account, or earnings received by it from any Securities or assets held in the Account, nor does Custodian have any right of offset or other means of exercising any ownership interest over the Account and Securities, except and only in its capacity as Custodian and a bailee for the benefit of the Principal. Custodian shall forward to Principal or Authorized Advisor, if applicable, all prospectuses, proxies, official reports, notices, and other materials concerning discretionary management of assets which are received by Custodian as holder of such assets. Custodian shall not vote proxies, act on tender offers, or perform other discretionary acts not specifically authorized by this Agreement without specific instructions from Principal or Authorized Advisor and shall take whatever action necessary to ensure that Principal has the opportunity to exercise its voting rights as a shareholder. Custodian shall be entitled to request instructions from Principal concerning any matter involving the Account, and Principal agrees to promptly respond to any such request.

     6.02 Custodian shall not assign, hypothecate, pledge, or otherwise dispose of Securities or other assets deposited by Principal, except pursuant to instructions by Principal.

     6.03 Custodian may from time to time employ one or more sub-custodians on behalf of Principal located in the United States, but only upon being so instructed by Principal's Board of Directors, and provided that the Custodian shall have no more or less responsibility or liability to Principal on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. Attached hereto as Exhibit "C" is a list of the sub-custodians currently engaged by Custodian on behalf of Principal. Custodian shall update Exhibit "C" upon any change to the sub-custodians engaged on behalf of Principal.

     6.04 Upon receiving instruction from Principal's Board of Directors to do so, Custodian may employ as sub-custodian for Principal's foreign securities and other investments, foreign banking institutions and foreign securities depositories designated by Principal, provided that Principal's Board of Directors determines that it is reasonable to rely on Custodian to employ such sub-custodian and Custodian provides written reports notifying Principal's Board of Directors of the placement of the Account's Securities and similar investments and of any material change in the Account's arrangements. Custodian shall exercise reasonable care, prudence, and diligence, such as a person having responsibility for the safekeeping of Principal's Securities and similar investments would exercise, or to adhere to a higher standard of care, in employing such foreign sub-custodian.

     6.05 Prior to employing a foreign sub-custodian in accordance with Section
6.04 above, Custodian shall determine that Principal's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Custodian, after considering all factors relevant to the safekeeping of Principal's Securities and similar investments, including, without limitation (a) the foreign sub-custodian's practices, procedures, and internal controls, (b) whether the foreign sub-custodian has the requisite financial strength to provide reasonable care for Account assets, (c) sub-custodian's general reputation and standing and, in the case of a Securities Depository, as defined in Rule 17f-4 of the Investment Company Act of 1940, the depository's operating history and number of participants, and (d) whether Principal will have jurisdiction over and be able to enforce judgments against the foreign sub-custodian.

     6.06 Prior to employing a sub-custodian in accordance with any of the foregoing provisions, Custodian shall have determined that the sub-custodian will provide reasonable care for Principal's Securities and similar investments and shall enter into a written contract with the sub-custodian. In the case of a Securities Depository, Custodian's agreement with any sub-custodians shall be governed by written contract, rules and established practices or procedures of the depository, or any combination thereof.

     6.07 Any contract entered into pursuant to Section 6.06 above, shall include provisions that provide:

          A. For the sub-custodian, at a minimum, to exercise due care in accordance with reasonable commercial standards in discharging its duty as custodian of the Account, including its duty to obtain and maintain the financial assets and security entitlements (as such terms are defined in Section 8-102 of the Uniform Commercial Code, 2002 Official Text and Comments) of Principal.

          B. For indemnification or insurance arrangements (or any combination thereof) such that Principal will be adequately protected against the risk of loss of assets held in accordance with such contract;

          C. That Principal's Securities and similar investments will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of Custodian or sub-custodian or their creditors, except a claim of payment for safe custody or administration, or, in the case of cash deposits, liens, or rights in favor of creditors of Custodian or sub-custodian arising under bankruptcy, insolvency, or similar laws;

          D. That beneficial ownership of the Account's assets will be freely transferable without the payment of money or value other than for safe custody or administration;

          E. That adequate records will be maintained identifying the assets as belonging to Principal or as being held by a third party for the benefit of Principal;

          F. That Principal's independent public accountants will be given access to those records for confirmation of the contents of those records; and

          G. That Principal will receive periodic reports with respect to the safekeeping of Principal's assets, including, but not limited to, notification of any transfer to or from Principal's account or a third party account containing assets held for the benefit of Principal.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 6.07 (except for Section 6.07(A)), such other provisions that Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Principal's assets as the specified provisions, in their entirety.

     6.08 Custodian must establish a system to monitor the appropriateness of maintaining Principal's assets with a foreign sub-custodian as set forth above, and the sub-custodial contract governing the Principal's arrangements.

                                  ARTICLE VII
                                 Record Keeping

     7.01 Custodian agrees to cooperate with Principal in maintaining records and supplying reports to Principal, as reasonably needed by Principal in order to meet Principal's accounting, reporting, and regulatory obligations, including the following obligations:

          A.   Custodian and its agents shall be required to send to Principal:

               (1) on the first business day of each month a report of all the transactions in the Account during the preceding month and a listing of all assets held in the Account at the end of the preceding month;

               (2) all reports which they receive from a clearing corporation or the Federal Reserve book-entry system on their respective systems of internal accounting control; and

               (3) any reports prepared by outside auditors on Custodian's or its agents' internal accounting control of Securities that Principal may reasonably request.

          B. Custodian shall maintain records sufficient to determine and verify information relating to Securities that may be reported in Principal's annual statement and supporting schedules and information required in any audit of the financial statements of Principal.

          C. Custodian shall provide, upon written request from any of the Authorized Employees/Signatories of the Principal, the appropriate affidavits, substantially in the form provided in Exhibits "D", "E" and "F", attached hereto, and made a part hereof, with respect to the Securities.

     7.02 Custodian agrees to provide, promptly upon request by Principal, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

                                  ARTICLE VIII
                            Liability for Safekeeping

     8.01 Custodian shall be responsible only for assets actually received by it hereunder. Custodian shall indemnify Principal for any loss, damage, cost, or expense suffered by it (i) occasioned by the negligence or dishonesty of Custodian's officers and employees, or burglary, robbery, holdup, theft, or mysterious disappearance, including any loss by damage or destruction, or (ii) the failure of Custodian to otherwise comply with the terms of this Agreement. Custodian shall not be liable in any manner for loss occasioned by failure of Principal or its officers or employees to comply with this Agreement, by negligence or dishonesty of Principal or its officers or employees. Custodian will not be liable for any failure to take any action required to be taken under this Agreement in the event and to the extent that the taking of such action is prevented or delayed by war (whether declared or not and including existing wars), revolution, insurrection, riot, civil commotion, or act of God, accident, fire, explosion, stoppage of labor, strikes or other differences with employees, laws, regulations, orders or other acts of any governmental authority or any other cause whatever beyond its reasonable control. In the event that there is a loss of Securities, Custodian shall promptly replace the Securities or the value thereof, and the value of any loss of rights or privileges resulting from said loss of Securities. In the event that Custodian obtains entry in a clearing corporation or in the Federal Reserve book-entry system through an agent, Custodian shall agree with such agent that the agent shall be subject to the same liability for loss of Securities as Custodian. Custodian's responsibility for any asset shall be terminated upon compliance with Principal's instructions regarding withdrawal, in compliance with procedures established under this Agreement.

     8.02 This Agreement, at a minimum, shall be construed to obligate Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as custodian of the Account, including its duty to obtain and maintain the financial assets and security entitlements (as such terms are defined in Section 8-102 of the Uniform Commercial Code, 2002 Official Text and Comments) of Principal.

                                   ARTICLE IX
                   Effective Period, Termination, & Amendment

     9.01 This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that Principal shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of Principal's Articles of Incorporation, and further provided, that Principal may at any time by action of its Board of Directors (a) substitute another bank or trust company for Custodian by giving notice as described above to Custodian, or (b) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of this Agreement, Principal shall pay to Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse Custodian for its costs, expenses and disbursements.

     9.02 Custodian shall not be permitted to assign this Agreement without the express consent of Principal's Board of Directors.

     9.03 If a successor custodian is appointed by Principal's Board of Directors, Custodian shall, upon termination, deliver to such successor custodian at the office of Custodian, duly endorsed and in the form for transfer, all Securities and similar investments of the Account then held by it hereunder and shall transfer to an account of the successor custodian all such Securities and similar investments.

     9.04 In the event this Agreement is terminated and no successor custodian appointed, Custodian shall, in like manner, upon receipt of a certified copy of a vote of Principal's Board of Directors, deliver at the office of Custodian and transfer such Securities and similar investments in accordance with such vote.

     9.05 In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to Custodian on or before the date when termination of this Agreement shall become effective, then Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all Securities, funds and other properties held by Custodian on behalf of Principal and to transfer to an account of such successor custodian all of the Securities of the Account. Thereafter, such bank or trust company shall be the successor of Custodian under this Agreement.

     9.06 In the event that Securities, funds, and other properties remain in the possession of Custodian after the date of termination of the Agreement owing to failure of Principal to procure the certified copy of the vote referred to in
Section 9.04 above or of the Board of Directors to appoint a successor custodian, Custodian shall be entitled to fair compensation for its services during such period as Custodian retains possession of such Securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

                                   ARTICLE X
                                  Miscellaneous

     10.01 Warranty. Principal warrants that it has authority to enter into this Agreement and that it has title to and authority to deliver any property which will be delivered to Custodian, and that all instructions provided to Custodian hereunder will be within Principal's authority.

     10.02 Fees. Custodian's charges for services provided hereunder are set forth on Schedule 1 to this Agreement. Schedule 1 may be amended from time to time upon the mutual agreement of Principal and Custodian.

     10.03 Governing Law. This Agreement shall be governed by the internal laws of the State of Oklahoma.

     10.04 Severability. In the event that any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall be construed to be valid and enforceable nonetheless.

     10.05 Captions. Captions employed in this Agreement are for ease of reference only and shall not be employed in determining the meaning of any provision. 10.06 Notice. Except where otherwise more specifically provided herein, notice shall be made in writing by delivery or mail as follows:

     If to Principal;

       American Fidelity Dual Strategy Fund, Inc.
       Attention:  Stephen P. Garrett, Chief Compliance Officer
       2000 Classen Center
       P.O. Box 25523 Oklahoma City, Oklahoma
       73125

     If to Custodian:

       InvesTrust, N.A.
       Attention:  Debbie Sinard
       5101 N. Classen, Suite 620
       Oklahoma City, Oklahoma 73118

                           [Signature Page to Follow]

     Executed the day and year first written above.


                                   "PRINCIPAL"

                                   AMERICAN FIDELITY DUAL STRATEGY
                                   FUND, INC.


                                   By:  /s/ John W. Rex
                                        John W. Rex, President


                                   "CUSTODIAN"

                                   INVESTRUST, N.A.


                                   By:  /s/ Dan Junkin
                                        Dan Junkin, President

                                   EXHIBIT "A"


                        Authorized Employees/Signatories

NAME                         SIGNATURE


Jo Ann Dickey
                             ---------------------------------------------------

Robert Brearton
                             ---------------------------------------------------

David R. Carpenter
                             ---------------------------------------------------

Lucy Fritts
                             ---------------------------------------------------

Kenneth D. Klehm
                             ---------------------------------------------------

                                   EXHIBIT "B"

                               Authorized Advisors

Todd Investment Advisors, Inc.           Wedge Capital Management LLP
101 S. 5th Street, Suite 3160            301 South College Street, Suite 2920
Louisville, Kentucky  40202              Charlotte, North Carolina  28202
Telephone:  (502) 585-3121               Telephone:  (704) 334-6475
Facsimile:  (502) 585-4203               Facsimile:  (704) 334-3542

The Renaissance Group LLC
d/b/a Renaissance Investment Management
The Baldwin Center, Suite 1200
625 Eden Park Drive
Cincinnati, Ohio  45202
Telephone:  (513) 723-4500
Facsimile:  (513) 723-4512

                                   EXHIBIT "B"

                                 Sub-Custodians

Fifth-Third, pursuant to that certain agreement dated October 5, 2005.

                                   EXHIBIT "D"

                                     Form A
                               Custodian Affidavit

STATE OF OKLAHOMA          )
                           ) SS.
COUNTY OF OKLAHOMA         )

     ________________________, being duly sworn deposes and says that he is
____________________ of INVESTRUST, N.A., a special purpose bank chartered by the Office of the Comptroller of the Currency with the principal place of business at _____________________________________ (hereinafter called the
"Bank").

     That his duties involve supervision of activities of the Bank as custodian and records relating thereto.

     That the Bank is custodian for certain securities of AMERICAN FIDELITY DUAL STRATEGY FUND, INC., having a place of business at 2000 Classen Center, Oklahoma City, Oklahoma (hereinafter called the "Fund"), pursuant to an agreement between the Bank and the Fund.

     That the schedule attached hereto is a true and complete statement of securities (other than those caused to be deposited with The Depository Trust Company or like entity or a Federal Reserve Bank under the Federal Reserve book-entry procedure) which were in the custody of the Bank for the account of the Fund as of the close of business on ________________; that, unless otherwise indicated on the schedule, the next maturing and all subsequent coupons were then either attached to coupon bonds or in the process of collection; and that, unless otherwise shown on the schedule, all such securities were in bearer form or in registered form in the name of the Fund or its nominee or of the Bank or its nominee, or were in the process of being registered in such form.

     That the Bank, as custodian, has the responsibility for the safekeeping of such securities as that responsibility is specifically set forth in Rule 17f-2(b) and (c) of the Investment Company Act and the agreement between the Bank, as custodian, and the Fund.

     That the Bank has maintained such securities in the manner set forth above as of ___________ and has maintained such securities in such manner from ________ through ______________.

     That, to the best of his knowledge and belief, unless otherwise shown on the schedule, such securities were the property of the Fund and were free of all liens, claims or encumbrances whatsoever.

                                     INVESTRUST, N.A.


                                     By: ______________________________________

     Subscribed and sworn to before me this ___ day of _____________, 20___.


My Commission Expires: _______________       __________________________________
My Commission No.: ___________________       Notary Public

[Seal]

                                   EXHIBIT "E"

                                     Form B
                               Custodian Affidavit

STATE OF OKLAHOMA          )
                           ) SS.
COUNTY OF OKLAHOMA         )

     ________________________, being duly sworn deposes and says that he is
____________________ of INVESTRUST, N.A., a special purpose bank chartered by the Office of the Comptroller of the Currency with the principal place of business at _____________________________________ (hereinafter called the
"Bank").

     This his duties involve supervision of activities of the Bank as custodian and records relating thereto.

     That the Bank is custodian for certain securities of AMERICAN FIDELITY DUAL STRATEGY FUND, INC., having a place of business at 2000 Classen Center, Oklahoma City, Oklahoma (hereinafter called the "Fund"), pursuant to an agreement between the Bank and the Fund.

     That the Bank has caused certain of such securities to be deposited with ________________________________ and that the schedule attached hereto is a true and complete statement of the securities of the Fund of which the Bank was custodian as of the close of business on _______________, 2005, and which were so deposited on such date.

     That the Bank, as custodian, has the responsibility for the safekeeping of such securities, both in the possession of the Bank or deposited with _______________________ as is specifically set forth in Rule 17f-2(b) and (c) of the Investment Company Act and the agreement between the Bank, as custodian, and the Fund.

     That the Bank has maintained such securities in the manner set forth above as of ___________ and has maintained such securities in such manner from ________ through ______________.

     That, to the best of his knowledge and belief, unless otherwise shown on the schedule, such securities were the property of the Fund and were free of all liens, claims or encumbrances whatsoever.

                                        INVESTRUST, N.A.


                                        By: ___________________________________


     Subscribed and sworn to before me this ___ day of _____________, 20__.


My Commission Expires: _______________       __________________________________
My Commission No.: ___________________       Notary Public

[Seal]

                                   EXHIBIT "F"

                                     Form C
                               Custodian Affidavit

STATE OF OKLAHOMA          )
                           ) SS.
COUNTY OF OKLAHOMA         )

     ________________________, being duly sworn deposes and says that he is
____________________ of INVESTRUST, N.A., a special purpose bank chartered by the Office of the Comptroller of the Currency with the principal place of business at _____________________________________ (hereinafter called the
"Bank").

     This his duties involve supervision of activities of the Bank as custodian and records relating thereto.

     That the Bank is custodian for certain securities of AMERICAN FIDELITY DUAL STRATEGY FUND, INC., having a place of business at 2000 Classen Center, Oklahoma City, Oklahoma (hereinafter called the "Fund"), pursuant to an agreement between the Bank and the Fund.

     That it has caused certain securities to be credited to its book-entry account with the Federal Reserve Bank of ___________________ under the Federal Reserve book-entry procedure; and that the schedule attached thereto is a true and complete statement of the securities of the Fund of which the Bank was custodian as of the close of business on _________________, 20___, which were in a "General" book-entry account maintained in the name of the Bank on the books and records of the Federal Reserve Bank of _____________ at such date:

     That the Bank has the responsibility for the safekeeping of such securities both in the possession of the Bank or said "General" book-entry account as is specifically set forth in Rule 17f-2(b) and (c) of the Investment Company Act and the agreement between the Bank, as custodian, and the Fund; and

     That the Bank has maintained such securities in the manner set forth above as of ______________ and has maintained such securities in such manner from ___________ through _____________.

     That, to the best of his knowledge and belief, unless otherwise shown on the schedule, such securities were the property of the Fund and were free of all liens, claims or encumbrances whatsoever.

                                     INVESTRUST, N.A.


                                     By: ______________________________________

     Subscribed and sworn to before me this ___ day of _____________, 20___.

My Commission Expires: _______________       __________________________________
My Commission No.: ___________________       Notary Public

[Seal]

                                   SCHEDULE 1

                           Depository Custody Service
                                  Fee Schedule
                             For Dual Strategy Fund


Base Fee (annual)                                                       600.00

Holdings (monthly)
     Depository eligible issues                                           3.00
     Non-eligible issues                                                  5.00
Transaction Fees (each event)

     Depository
     Receive/Deliver transactions                                        15.00
     Maturity transactions                                               15.00
     Non-mandatory reorganization transactions                           15.00
     Paydown transactions                                                 8.00
     Call options (round trip)                                           15.00

     Physical
     Receive/Deliver transactions                                        25.00
     Maturity transactions                                               25.00
     Non-mandatory reorganization transactions                           25.00

Disbursements and Deposits                     15.00 for the first account; 3.00
                                                     for each additional account